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                                                                    EXHIBIT 23.1

                          Independent Auditors Consent

      We consent to the incorporation by reference in this Registration Statement of First Health Group Corp. on Form S-8 related to the First Amended and Restated First Health Group Corp. 2001 Directors' Stock Option Plan of our reports dated March 8, 2004 appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. and subsidiaries for the year ended December 31, 2003

                            /s/ Deloitte & Touche LLP
                            -------------------------
                              Deloitte & Touche LLP

Chicago, Illinois
May 18, 2004